Exhibit 10.1

DEMAND PROMISSORY NOTE

$25,000.00	Dated: August 15, 2016

For value received, General Cannabis Corp, a Colorado Corporation (the “Borrower”), hereby agrees and promises to pay to __________, at _______________ (the “Lender”),or at such other location(s) as the holder of this Note shall designate in writing, the principal sum of Twenty Five Thousand and 00/100 ($25,000.00) Dollars (“Loan Amount”), the receipt of which the Borrower hereby acknowledges, with interest from the date hereof on the unpaid principal balance at the rate of eight percent (8.0%) per year.

1.

Term.

The unpaid principal balance of the Loan Amount together with all unpaid interest shall be due and payable in full on demand of Lender (“Maturity Date”).

2.

Prepayment.

Borrower may prepay this Promissory Note, without penalty.

3.

Waiver.

Borrower hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Promissory Note.

4.

Collection Costs.

Should legal proceedings be instituted to collect any amount due pursuant to this Promissory Note, Borrower agrees to pay all costs and expenses of collection, including reasonable attorney’s fees.

5.

Governing Law.

This Promissory Note shall be governed by and construed in accordance with the laws of the State of New York.

General Cannabis Corp

By:	Robert Frichtel
CEO